As filed with the Securities and Exchange Commission on March 15, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

IMARA INC.

(Exact name of registrant as specified in its charter)

Delaware	81-1523849
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

116 Huntington Avenue, 6th Floor Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

2020 Equity Incentive Plan

2020 Employee Stock Purchase Plan

(Full Title of the Plan)

Rahul D. Ballal, Ph.D.
President and Chief Executive Officer
IMARA Inc.
116 Huntington Avenue, 6th Floor
Boston, Massachusetts 02116

(Name and Address of Agent For Service)

(617) 206-2020

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8, relating to the 2020 Equity Incentive Plan and 2020 Employee Stock Purchase Plan of IMARA Inc. (the “Registrant”) is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the 2020 Equity Incentive Plan and 2020 Employee Stock Purchase Plan has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-237117, filed with the Securities and Exchange Commission on March 12, 2020 by the Registrant, relating to the Registrant’s 2016 Stock Incentive Plan, 2020 Equity Incentive Plan and 2020 Employee Stock Purchase Plan and (ii) the Registration Statement on Form S-8, File No. 333-258538, filed with the Securities and Exchange Commission on August 6, 2021 by the Registrant, relating to the Registrant’s 2020 Equity Incentive Plan and, in each case, except for Item 8, Exhibits.

Item 8.  Exhibits.

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 16, 2020)
4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on March 16, 2020)
5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant
23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included in the signature pages to the Registration Statement)
99.1	2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on March 3, 2020)
99.2

2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to Amendment No.  1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-236465) filed with the Securities Exchange Commission on March 3, 2020).

107*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on March 15, 2022.

IMARA INC.

By:	/s/ Rahul D. Ballal
Name: Rahul D. Ballal
Title: President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Imara Inc., hereby severally constitute and appoint Rahul D. Ballal and Michael P. Gray, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Imara Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rahul D. Ballal Rahul D. Ballal	President and Chief Executive Officer, Director (Principal Executive Officer)	March 15, 2022
/s/ Michael P. Gray Michael P. Gray	Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	March 15, 2022
/s/ David M. Mott David M. Mott	Chairman of the Board	March 15, 2022
/s/ David Bonita, M.D. David Bonita, M.D.	Director	March 15, 2022
/s/ Mark Chin Mark Chin	Director	March 15, 2022
/s/ Edward Conner, M.D. Edward Conner, M.D.	Director	March 15, 2022
/s/ Carl Goldfischer, M.D. Carl Goldfischer, M.D.	Director	March 15, 2022
/s/ Barbara J. Dalton, Ph.D. Barbara J. Dalton, Ph.D.	Director	March 15, 2022
/s/ Laura Williams, M.D. Laura Williams, M.D.	Director	March 15, 2022